Exhibit 10.8.2

AMENDMENT TO DISTRIBUTION AND LICENSE AGREEMENT

This Amendment to Distribution and License Agreement (as defined below) is effective as of November 30, 2020 (this “Amendment”).

WHEREAS, 704Games Company, a Delaware corporation (“704GAMES” or “Licensee”), and NASCAR Team Properties, a series trust organized under the laws of Delaware (“NTP” or “Licensor”), entered into that certain Second Amended and Restated Distribution and License Agreement, effective as of January 1, 2019 (the “Distribution and License Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Distribution and License Agreement.

WHEREAS, Section 15.2 of the Distribution and License Agreement allows the parties to modify the Distribution and License Agreement if agreed in writing by both 704GAMES and NTP.

WHEREAS, 704GAMES and NTP desire to amend Section 8.2(c) of the Distribution and License Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, 704GAMES and NTP hereby agree that the Distribution and License Agreement shall be amended as follows:

1.	Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.	Amendment. Section 8.2(c) of the Distribution and License Agreement is hereby amended and restated in its entirety as follows:

“(c) if 704GAMES (i) discontinues is business as now conducted, (ii) sells all or substantially all of its assets, (iii) sells or grants rights to any product line or division that includes any of the Licensed Products, or (iv) directly or indirectly assigns, transfers, sublicenses or encumbers any of its rights under this Agreement in violation of the terms hereof without the prior express written consent of NTP;”.

Section 11 of the Distribution and License Agreement is hereby amended by adding the following sentence in the end of Section 11: “Notwithstanding anything to the contrary set forth herein or any other document, Licensee and/or its direct and indirect parent entities shall have the right to disclose this Agreement, including any amendments or modifications thereof, and their respective terms and conditions as required by the applicable securities laws, rules and regulations, provided that Licensee and/or its direct and indirect parent entities seek confidential treatment of certain business terms and proprietary information of the Agreement as mutually agreed upon by the parties.”

3.	Limited Effect. Except as expressly amended and modified by this Amendment, the Distribution and License Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4.	Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal laws of the State of North Carolina without regard to principles of conflicts of law.

5.	Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

[Signatures are on following page.]

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IN WITNESS WHEREOF, the parties to this Amendment have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first set forth above.

LICENSOR: NASCAR TEAM PROPERTIES SOLELY FOR AND WITH RESPECT TO ITS VIDEO GAME AND DIGITAL SERIES		LICENSEE: 704GAMES COMPANY

By:	/s/ Paul Sparrow	By:	/s/ Dmitry Kozko
Print name:	Paul Sparrow	Print name:	Dmitry Kozko
Title:	Trustee	Title:	CEO